EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:
Deborah S. Lorenz
Vice President
Investor Relations and
Corporate Communications
Lipid Sciences, Inc.
925-249-4031
dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE
DECEMBER 11, 2003

LIPID SCIENCES TO EXPAND HDL THERAPY DEVELOPMENT PROGRAM

Review of Strategic Plan and Adoption of 2004 Operating Plan and Budget Completed

Board of Directors to Consider Strategic Initiatives

PLEASANTON, Calif., December 11, 2003 – Lipid Sciences, Inc. (Nasdaq: LIPD) Following a regularly-scheduled meeting of the Board of Directors on December 8, 2003, Lipid Sciences announced today that the Company will now expand the development program for its HDL Therapy platform. This decision comes as a result of the Board of Directors’ review of the Company’s strategic plan, results of Lipid Sciences’ development program, recently published data on the promise of HDL Therapy, and the Board’s approval of the 2004 Operating Plan and Budget.

The Company plans to develop the HDL Therapy platform along a parallel path with its Viral Immunotherapy platform. The HDL Therapy platform is aimed at developing potential treatments for the reversal of atherosclerosis. This technology is based on a patented process that selectively and rapidly removes lipids from lipoproteins, such as HDL, without harming the proteins that carry the lipid particles. This HDL Therapy has the ability to boost HDL efficiency and the potential to reduce the risk of cardiovascular disease. The Viral Immunotherapy platform is focused on the removal of lipid coatings from viruses and other lipid-containing infectious agents. The Company recently announced an important development milestone for this viral platform with the completion of successful studies in a mouse animal model. The Company has now initiated a series of non-human primate studies to further validate its unique delipidation technology. The ultimate goal of these studies is the development of a therapeutic vaccine approach for use against HIV.

“When Lipid Sciences implemented a comprehensive strategic plan nearly a year ago, certain milestones were established to measure and assess the Company’s progress,” commented Richard G. Babbitt, Chairman of the Board of Directors. “We restructured our business operations to reduce operating expenses in the second half of 2003 by approximately 30% to 40% when measured against the same period in 2002. We have now successfully met and significantly exceeded that resource conservation goal. Our balance sheet remains strong and we continue to convert our remaining real estate assets into cash to fuel continued investment in our HDL Therapy and Viral Immunotherapy programs. As a result, we recently announced that we will have sufficient working capital for our research and development activities at least through mid-2005.”

Mr. Babbitt continued, “The Board will now begin the process of considering various strategic initiatives, including evaluating recent third-party inquiries, to determine the best way for Lipid Sciences to capitalize on the major market opportunity represented by HDL Therapy. These initiatives may include the formation of strategic development or licensing partnerships, strategic business combinations, or alternative financings to maximize the value of our technology for our shareholders.”

Dr. S. Lewis Meyer, President and CEO, noted, “The successful implementation of our initial strategic plan has enabled us to move forward more aggressively with our HDL Therapy platform. According to American Heart Association data, cardiovascular disease is the largest killer of American men and women with almost 13 million people in the U.S. diagnosed with demonstrable coronary heart disease while as many as 60 million Americans suffer from cardiovascular disease. Our HDL Therapy platform has the potential to become an important component in a coronary artery disease treatment regimen that integrates both acute (HDL) and long-term chronic (statin) therapies. Based on recent positive in vitro results from our HDL Therapy development program, we believe that our practical, cost-effective, proprietary delipidation process has the ability to boost HDL efficiency in reverse cholesterol transport and turn back the “cardiovascular clock” by reversing the build-up of fatty plaque in coronary arteries. We believe that a therapy regimen combining our technology with existing and widely-used statin therapy offers the potential to treat and reverse plaque deposits while arresting the future progression of coronary artery disease.”

Lipid Sciences is a development-stage biotechnology company engaged in the research and development of products and processes to treat major medical indications in which lipids, or fats, play a key role. The Company’s technologies are based on a unique patented process, known as delipidation, which selectively removes lipids from proteins. The Company’s Viral Immunotherapy platform is focused on the removal of lipid coatings from viruses and other lipid-containing infectious agents by applications of its delipidation technology. It is believed that removing the agent’s protective lipid coating exposes otherwise hidden viral proteins to stimulate the body’s immune system and elicit an enhanced therapeutic response to the infectious agent. Conditions that can potentially be impacted by this technology include HIV, Hepatitis B and Hepatitis C, West Nile and SARS. The Company’s HDL Therapy platform is aimed at developing potential treatments for the reversal of atherosclerosis, a disease of blood vessels caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries. If left untreated, these plaques are highly vulnerable to rupture and to blood clot formation which can result in a fatal myocardial infarction (heart attack). Regression of such plaques may have a major impact on reducing the risk of acute coronary events.

Forward-Looking Statements: This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance as well as all other statements that are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release. Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition to those risk factors, other factors that could cause actual results to differ materially include the following: Our inability to obtain adequate funds or attract strategic partners or to effect other transactions; our technology not proving to be safe or effective; our inability to obtain regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International; our reliance on collaborations with strategic partners; competition in our industry; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; product liability claims; an economic downturn in the real estate market; our dependence on key personnel; additional shares of common stock becoming available for sale after expiration of certain lock-up periods; and potential dilution of existing stockholders’ ownership if shares are issued to former NZ Corporation shareholders who have perfected certain rights.

The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.